UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 12, 2017

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Consultant Chief Financial Officer

On July 12, 2017, the Company retained Sandra A. Gardiner as Chief Financial Officer (“CFO”) of the Company on a consulting basis as the Company conducts a search for a permanent Chief Financial Officer. The press release announcing Ms. Gardiner’s retention is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Ms. Gardiner’s consulting agreement is for six (6) months through January 12, 2018, and may be terminated immediately by either the Company or Ms. Gardiner upon thirty (30) days written notice, or immediately with cause as defined in the consulting agreement. Ms. Gardiner’s compensation will be four hundred ten dollars per hour ($410.00/hour) for a minimum of thirty (30) hours per week. Additionally, upon termination of the agreement for any reason other than (1) by the Company for cause, (2) by Ms. Gardiner without cause before she has provided services for at least ninety (90) days, or (3) if Ms. Gardiner becomes a full-time employee of the Company, the Company agrees to pay Ms. Gardiner a Termination Fee. The Termination Fee is approximately equal to Ms. Gardiner’s average monthly compensation under the agreement, multiplied by three (3). The six (6) month cash compensation of Ms. Gardiner, working thirty (30) hours per week, would be as follows:

Name	Position	Hourly Compensation	Total Estimated Hours	Estimated Termination Fee(1)	Estimated Six Month(2) Cash Compensation
Sandra A. Gardiner	Consultant Chief Financial Officer	$410	780	$159,900	$479,700

(1)	The Termination Fee is equal to three months’ average monthly compensation based on 30 hours per week.

(2)

The estimate is based on 26 weeks working at 30 hours per week (the minimum number of hours under the agreement) plus an assumed Termination Fee that would be payable at the end of the six month period.

Change in Role and Departure of Ronald J Santilli, Chief Financial Officer

As previously reported on April 17, 2017, Ronald J. Santilli, Executive Vice President and Chief Financial Officer, notified the Company that he intends to transition out from his position in the Company. As of July 12, 2017, Mr. Santilli will no longer serve as the Company’s Chief Financial Officer but will remain an employee of the Company for at least three months to assist with the transition of matters to Ms. Gardiner. Following the three month transition period, Mr. Santilli’s employment with the Company will terminate.

Mr. Santilli’s transition agreement compensates him for assisting in transition services based on his current monthly salary of $30,583.33 as follows: (1) his full salary for the first month he provides transition services, (2) two-thirds of his full salary for the second month he provides transition services, and (3) one-third of his full salary for the third month he provides transition services. It is expected that Mr. Santilli’s employment with the Company will terminate following three months.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1

Press Release dated July 12, 2017 announcing the retention of Sandra A. Gardiner as consultant Chief Financial Officer and the change in duties of Ronald J. Santilli, exiting Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: July 12, 2017	/s/ Darren W. Alch
Darren W. Alch
Vice President, General Counsel and Corporate Secretary